--------------------------------------------------------------------------------
                                  EXHIBIT 10.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

                       Consent of Independent Accountants



We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement of AUL American Individual Variable Annuity Unit Trust (the "Trust"), the Individual Flexible Premium Deferred Variable Annuity (no withdrawal charge contract), on Form N-4 (File No. 333-70065) in the Statement of Additional Information of our report dated March 17, 2000, on our audits of the combined financial statements of American United Life Insurance Company, and to the incorporation by reference of our report dated February 9, 2000, on our audits of the Trust. We also consent to the references to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



                                        /s/  PricewaterhouseCoopers L.L.P.


April 26, 2000